                                  EXHIBIT 10.6

                                  ------------


                     LIMITED WAIVER AND SECOND AMENDMENT TO

                                CREDIT AGREEMENT

                                     (MALL)

     This LIMITED WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (MALL) (this "Agreement") is dated as of November 12, 1999 and entered into by and among LAS VEGAS SANDS, INC. ("LVSI"), a Nevada corporation, VENETIAN CASINO RESORT, LLC ("Venetian"), a Nevada limited liability company, GRAND CANAL MALL SHOPS CONSTRUCTION, LLC ("Mall Construction Subsidiary"), a Delaware limited liability company, all as joint and several obligors (each of LVSI, Venetian and Mall Construction Subsidiary, a "Borrower" and, collectively, the "Borrowers"), GRAND CANAL MALL SHOPS, LLC ("Mall I"), a Delaware limited liability company, SHELDON
G. ADELSON ("Adelson") and SALOMON BROTHERS REALTY CORP. ("Lender"), successor-in-interest to GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, and is made with respect to that certain Las Vegas Sands, Inc., Venetian Casino Resort, LLC and Grand Canal Shops Mall Construction Credit Agreement, between Borrowers and Lender dated November 14, 1997, amended by that First Amendment to Credit Agreement dated September 30, 1999 (the Construction Credit Agreement, as amended, the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement or if not defined therein then the meaning ascribed thereto in the Disbursement Agreement (as defined in the Credit Agreement).

                                    RECITALS

     WHEREAS, Lender believes that certain Events of Default and Potential Events of Default, as set forth on Schedule 1 hereto, exist on the date hereof;

     WHEREAS, Borrowers, Mall I and Lender desire to enter into this Agreement to (i) waive, those certain Events of Default and Potential Events of Default set forth on Schedule 1 hereto if and to the extent such Events of Default and Potential Events of Default exist on the date hereof, so that Mall Release and Completion may occur on or before November 14, 1999 and so that an Advance can be made on the Mall Release Date and/or the Completion Date, and (ii) make certain other amendments and agreements as set forth below, all upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.        WAIVER

     Subject to the terms and conditions and in reliance on the representations, warranties and covenants of the Borrowers, Adelson and Mall I set forth herein, Lender hereby (a) waives each of the Events of Default and Potential Events of Default set forth on Schedule 1 attached hereto (to the extent, if any, they exist), to the extent and for the period expressly set forth therein and (b) consents to the Master Leases, as defined in Section 8 of the FADAA Limited Waiver attached hereto as Exhibit G-1 ("FADAA Waiver") on the terms described in the FADAA Waiver.

Section 2.        LIMITATION ON WAIVER

     This Agreement shall constitute a limited waiver, which shall be limited in all aspects precisely as set forth herein and in Schedule 1 and nothing contained herein shall be deemed to:

          (a) constitute a waiver of (i) compliance by the Borrowers with respect to any term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein, except as expressly set forth on Schedule 1 or (ii) any Event of Default or Potential Event of Default, except as expressly set forth on Schedule 1;

          (b) constitute a waiver of any of the Mall Release Conditions or any of the conditions for Completion or extend the time for satisfaction of such conditions;

          (c) prejudice any right or remedy that the Lender has (except to the extent such right or remedy was based upon a default that will not exist after giving effect to this limited waiver) under or in connection with the Credit Agreement or any other instrument or agreement referred to therein or delivered thereunder.

     Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

Section 3.        REPRESENTATIONS AND WARRANTIES

     In order to induce Lender to enter into this Agreement and to provide the limited waiver and amend the Credit Agreement in the manner provided herein, each of LVSI, Venetian, Mall Construction Subsidiary and Mall I represents and warrants to Lender that the following statements are true, correct and complete:

               each of Venetian, LVSI, Mall Construction Subsidiary and Mall I has all requisite corporate or limited liability company power, as the case may be, and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and perform its obligations hereunder;

               the execution and delivery of this Agreement by Venetian, LVSI, Mall Construction Subsidiary and Mall I and the performance of their obligations hereunder have been duly authorized by all necessary corporate action on the part of Venetian, LVSI, Mall Construction Subsidiary and Mall I;

               The execution and delivery by Venetian, LVSI , Mall Construction Subsidiary and Mall I of this Agreement and the performance by Venetian, LVSI, Mall Construction Subsidiary and Mall I of this Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Mall or the Project or to Venetian, LVSI, Mall Construction Subsidiary or Mall I or any of their respective Affiliates, the organizational documents of Venetian, LVSI, Mall Construction Subsidiary or Mall I or any of their respective Affiliates or any order, judgment or decrees of any court or other agency of government binding on the Mall, the Project, Venetian, LVSI, Mall Construction Subsidiary or Mall I or any of their respective Affiliates, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Venetian, LVSI, Mall Construction Subsidiary or Mall I or any of their respective Affiliates or which binds the Mall or the Project, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Venetian, LVSI, Mall Construction Subsidiary or Mall I or any of their respective Affiliates, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Venetian, LVSI , Mall Construction Company or Mall I or any of their respective Affiliates;

               the execution and delivery by Venetian, LVSI, Mall Construction Subsidiary and Mall I of this Agreement and the performance by Venetian, LVSI, Mall Construction Subsidiary and Mall I of this Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body;

               this Agreement has been duly executed and delivered by Venetian, LVSI, Mall Construction Subsidiary and Mall I and constitute the legally valid and binding obligations of Venetian, LVSI, Mall Construction Subsidiary and Mall I, enforceable against Venetian, LVSI, Mall Construction Subsidiary and Mall I in accordance with their respective terms;

               the representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof and on the date the conditions in Section 4 hereof are satisfied to the same extent as though made on and as of that date, except (i) to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date, and (ii) with respect to the matters described in Schedule 1;

               the Remaining Costs are accurately reflected on that certain chart previously delivered to the Disbursement Agent and attached hereto as Exhibit A;

               the schedule to achieve Completion previously delivered to the Disbursement Agent and attached hereto as Exhibit B is accurate and
                                                       ---------
          true;

               the  litigation  arising  out of the lawsuit  filed by  Borrowers against the Construction Manager in United States District Court for the District of Nevada and the countersuit filed by the Construction Manager against the Borrowers and any other outstanding lawsuit, action, claim or lien arising out of or relating to the construction of the Mall or the Project (the "Construction Litigation"), including any claim made or lien filed by Construction Manager or any contractor, subcontractor, materialman or supplier relating to or constituting a lien upon the Mall or the Project or to Venetian, LVSI, Mall Construction Subsidiary or Mall I or any of their Affiliates, and any judgment or settlement amount owed by the Borrowers or Mall I to the Construction Manager, the bonding company insuring over any such Lien or any contractor, subcontractor, materialman or supplier as a result of the Construction Litigation (such amounts, collectively, the "Additional Contingent Claims") cannot reasonably be expected to have, when taken in the aggregate, a Material Adverse Effect;

               the status summary of the Construction Litigation attached hereto as Exhibit C is true and correct in all material respects as of the date hereof;

               the Borrowers have sufficient Available Funds such that Available Funds will equal or exceed Remaining Costs after giving effect to the Additional Contingent Claims as a Remaining Cost;

               no Events of Default or Potential Events of Default under the Credit Agreement or any of the other Loan Documents exist or are continuing (other than those Events of Default and Potential Events of Default set forth on Schedule 1);

               there are no defaults beyond any applicable grace or cure period with respect to any financing secured by the Sands Expo and Convention Center;

               Adelson has complied with the terms and conditions of that certain Subordination Agreement (Trade Claims) ("Trade Claims Subordination Agreement") and that certain Subordination Agreement (the "Adelson Subordination Agreement"), the respective forms of which are attached hereto as Exhibit D, with respect to Adelson Trade Claims (as defined in the Adelson Subordination Agreement);

               the Borrowers have satisfied the Opening Conditions;

               the Master Leases referred to in Section 8 of the FADAA Waiver entered into or to be entered into by Borrowers contain terms which are not less favorable to Borrowers and their Subsidiaries than would be obtainable in an arm's length transaction, including economic terms consistent with the current rental market for comparable space in Las Vegas, Nevada;

               the Project is free of all Liens and encumbrances other than Permitted Liens;

               none of the Borrowers has taken title to any personal or real property other than in its own names or commingled its property with the property of any of its Affiliates (including the other Borrowers), except as permitted by the Credit Agreement;

               except to the extent permitted by the Credit Agreement, each of the Borrowers, on the one hand, and Mall I on the other hand, have paid solely from their own assets all obligations and have conducted business solely in each of their own names and each hold themselves out as separate entities and have not entered into and are not parties to any transactions with any Affiliates, except on terms which are not less favorable than would be obtained in a comparable arm's length transaction with an unrelated third party;

               each of the Borrowers, on the one hand, and Mall I, on the other hand, maintain their own bank accounts, books and records on a separate basis from those of any other party and maintain a principal and administrative office through which their businesses are conducted separate from that of any Affiliate; provided, however, that each of the Borrowers on the one hand, and Mall I and their Affiliates, on the other hand, may have offices in the same location, provided there is a fair and appropriate allocation of overhead costs, if any, among such Borrower on the one hand, Mall I and any such Affiliates, on the other hand, and each of such Affiliates, bears its fair share of such costs;

               each of the Borrowers, on the one hand, and Mall I, on the other hand, has disclosed in any consolidated financial statements for a group of which any of the Borrowers or Mall I are a member the Borrower's and/or Mall I's separate legal existence and indicated that the assets and liabilities of such Borrowers, on the one hand, or Mall I, on the other hand, are intended to be available only to the creditors of such Borrower, on the one hand, or Mall I, on the other hand;

               each of the Borrowers, on the one hand, and Mall I, on the other hand, have observed all limited liability company or corporate formalities, as the case may be, regarding their existence, in memorializing the determinations on all significant transactions, in paying the salaries of their own employees, if any (or paying a proportionate share of the salary of any employee of any Affiliate who performs work for such Borrower and/or Mall I and such Affiliate) and in preparing, filing and paying all taxes of such Borrower or Mall I;

               each of the Borrowers, on the one hand, and Mall I, on the other hand, use separate stationary, invoices and checks;

               each of the Borrowers, on the one hand, and Mall I, on the other hand, correct any known misunderstanding regarding their separate identity and do not identify themselves as a division of any other party;

               neither the Borrowers, on the one hand, nor Mall I, on the other hand, are the obligor or guarantor of, or otherwise responsible for, payment of any obligations for borrowed money, except as permitted under the Credit Agreement;

               Mall Construction Subsidiary has not amended Sections 2.8, 2.10 and 2.11 of its Limited Liability Company Agreement in any manner except as otherwise permitted under the Credit Agreement;

               neither the Borrowers nor Mall I have acquired obligations or securities of (i) its members or shareholders, as the case may be, or
          (ii) any other Affiliates of such members or shareholders, except to the extent otherwise expressly permitted under the Credit Agreement;

               neither the Borrowers nor Mall I have made loans to any other party or bought or hold evidence of indebtedness issued by any other party, except as may be permitted by the Credit Agreement;

               LVSI has not amended Articles Third, Fifth, Tenth, Eleventh, Twelfth, Thirteenth or Fourteenth of its Articles of Incorporation in any material manner, except as permitted under the Credit Agreement;

               there have been no Scope Changes with respect to the Project other than Safe Harbor Scope Changes;

               there are stored on the site of the Project all materials in sufficient quantities and of sufficient quality to be installed in the Mall for which labor for installation is included in the cost of the Mall Punchlist Items and all such materials are fully paid for and owned by Mall Construction Subsidiary and are to be transferred to Mall I on the date hereof; and

               the Mall contains at least 515,000 gross square feet and not more than 580,000 gross square feet.

               In order to induce SBRC to enter unto this Agreement and provide the waivers and agreements provided herein, Adelson represents and warrants to SBRC and GMACCM that the following statements are true, correct and complete as of the date hereof and as of the date the conditions set forth in Section 4 are satisfied:

               all governmental authorizations and actions necessary in connection with the execution and delivery by Adelson of this Agreement and the performance of his obligations hereunder have been obtained or performed and remain valid and in full force and effect;

               this Agreement has been duly executed and delivered by Adelson and constitutes the legal, valid and binding obligation of Adelson, enforceable against Adelson (and Adelson's heirs, executors, administrators, legal representatives, successors and assigns) in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity;

               the execution, delivery and performance of this Agreement (i) do not and will not contravene any law, rule, regulation, order, judgment or decree applicable to or binding on the Mall or the Project or Adelson or any of his assets or properties; (ii) do not and will not contravene, or result in any breach of or constitute any default under, any agreement or instrument to which Adelson is a party or by which Adelson or any of his assets or properties may be bound or affected or which binds the Mall or the Project; (iii) do not and will not require the consent of any Person under existing law or agreement which has not already been obtained and (iv) do not and will not result in or require the creation of any Lien upon the Project or the Mall;

               there is no pending or, to the best of Adelson's knowledge, threatened action or proceeding affecting Adelson, the Mall or the Project before any court, governmental agency or arbitrator, which might reasonably be expected to materially and adversely affect the financial condition, results of operations, business or prospects of Adelson or the ability of Adelson to perform his obligations under this Agreement, including, without limitation, the Construction Litigation and the Additional Contingent Claims;

               Adelson possesses all franchises, certificates, licenses, permits and other governmental authorizations and approvals necessary for him to own his properties, conduct his businesses and perform his obligations under this Agreement;

               Adelson has complied with the terms and conditions of the Adelson Subordination Agreement with respect to Adelson Trade Claims;

               there have been no Scope Changes with respect to the Project other than Safe Harbor Scope Changes;

               there are stored on the site of the Project all materials in sufficient quantities and of sufficient quality to be installed in the Mall for which labor for installation is included in the cost of the Mall Punchlist Items and all such materials are fully paid for and owned by Mall Construction Subsidiary and are to be transferred to Mall I on the date hereof; and

               the Mall contains at least 515,000 gross square feet and not more than 580,000 gross square feet.

Section 4.        CONDITIONS TO EFFECTIVENESS

     The waivers, consents and amendments set forth in Section 1 of this Agreement shall become effective only upon satisfaction of each of the following conditions precedent on or before the Outside Completion Deadline:

     Execution and delivery to Lender of waivers of all presently uncured defaults and Events of Default and Potential Events of Default under each of (i) the Disbursement Agreement, in a form substantially similar to Exhibit G-1 attached hereto, (ii) that certain Term Loan and Security Agreement dated as of December 22, 1997 by and among LVSI, Venetian, the lenders named therein, BancBoston Leasing Inc. and General Electric Capital Corporation and (iii) the Bank Credit Agreement (collectively, the "Facility Waivers"), each substantially in the form of Exhibit G-2 and G-3 hereto;

     Venetian and LVSI shall have caused the Project to be free of all Liens and encumbrances other than Permitted Liens, and the Title Company shall have issued to Lender endorsements insuring that the Project is free of all Liens and encumbrances other than Permitted Liens;

     The Unallocated Contingency Balance shall equal or exceed the Required Minimum Contingency, and Available Funds shall equal or exceed Remaining Costs after giving effect to the Additional Contingent Claims as a Remaining Cost (it being understood the Lender may rely on the Construction Consultant set forth in
(e) below or the Disbursement Agent in making such determination);

     Borrowers shall have certified to the Lender in form and substance acceptable to Lender and the Construction Consultant, that (i) the schedule to achieve Completion attached hereto as Exhibit B is accurate and complete and all conditions for Completion will be satisfied by November 12, 1999, (ii) the Unallocated Contingency Balance equals or exceeds the Required Minimum Contingency and Available Funds equals or exceeds Remaining Costs and such certification shall set forth in detail the derivation of all such figures and calculations and set forth in detail the sources for payment of all Remaining Costs;

     The Construction Consultant shall have certified to the Lender in form and substance acceptable to Lender that (i) the schedule to achieve Completion attached hereto as Exhibit B is reasonable and all conditions for Completion may be satisfied by November 12, 1999, (ii) the Unallocated Contingency Balance equals or exceeds the Required Minimum Contingency, and Available Funds equals or exceeds Remaining Costs and such certification shall set forth in detail the derivation of all such figures and calculations and (iii) such certification further sets forth in detail the sources for payment of all Remaining Costs;

     Adelson and Lender shall have entered into the Trade Claims Subordination Agreement and the Adelson Subordination Agreement in the forms attached hereto as Exhibit D.

     There shall have been a closing under the Sale and Contribution Agreement and Mall I shall have assumed all obligations of Borrowers under the Credit Agreement and the other Loan Documents, in a form reasonably satisfactory to Lender;

     Lender shall have received copies of each of the certificates issued for the bonding of any Liens relating to the Project or the Mall and the Lender, after consultation with the Construction Consultant, shall have determined that the obligations under such bonds shall have been equitably allocated;

     Borrowers shall have made the payment of principal and interest in full in respect of the Mortgage Notes and the Subordinated Notes due on November 15, 1999;

     Administrative Agent shall have received the letter from the bonding company referred to in Section 8(i) of the FADAA Waiver;

     To the extent not otherwise set forth herein, all the conditions precedent set forth in Section 4 of the FADAA Waiver shall have been satisfied;

     Lender shall have received an opinion or opinions of counsel to the Company, Mall I and Adelson, in a form and substance reasonably acceptable to Lender;

     Lender shall have received an estoppel certificate from the HVAC Provider in form and substance satisfactory to Lender, stating that, as of the date of such certificate, (i) there are no uncured defaults, nor is the HVAC Provider aware of any condition or state of events that with the passage of time may result in a default by the Company under the HVAC Services Agreement, the Construction Agency Agreement or the HVAC Ground Lease and (ii) that such agreements remain in full force and effect;

     No Events of Default or Potential Events of Default (other than those set forth on Schedule 1 hereto) under the Credit Agreement or the other Loan

          -----------
Documents shall exist or be continuing;

     Adelson, as primary obligor and not merely as surety, shall have unconditionally and irrevocably guaranteed to Lender the Borrowers' and Mall I's payment of the full amount of certain construction costs by execution of a Mall Scope Change Guaranty in the form of Exhibit E, attached hereto; and

     Goldman Sachs Mortgage Company shall have executed and delivered to Lender an acknowledgment and agreement in the form attached hereto as Exhibit H.

                                                               ---------

     Notwithstanding the foregoing, if an Advance is made on or after the date hereof, Section 1, Section 4, Section 7 and Section 11 shall become immediately effective (provided that this Agreement has been executed and delivered by each of the parties hereto), provided, however, that such effectiveness shall not be deemed a waiver of the conditions set forth above for any other purpose or under any other agreement.

Section 5.        CERTAIN ADDITIONAL AGREEMENTS OF BORROWERS AND ADELSON

     Borrowers and Mall I agree that they will comply with the terms, agreements and conditions of the Facilities Waivers, including without limitation Section 6(a) of the Facilities Waiver with respect to the Bank Credit Agreement.

     Borrowers' failure to comply with any covenant or agreement hereunder or breach of any representation or warranty made herein shall constitute a default hereunder and under the Credit Agreement.

     Adelson shall cause Borrowers to comply with the terms of the Disbursement Agreement and FADAA Limited Waiver from and after the Mall Release Date.

     For the benefit of the parties to the FADAA, Interim Mall Lender and any successors thereto (prior to and after the Mall Release Date) and Mall I, or any other future owner of the Mall and such owner's secured lenders, Tranche A Take Out Lender, its borrowers and any successors or assigns thereof (and all such parties are expressly made and intended to be third party beneficiaries under this Agreement), Borrowers and Adelson each agree to comply with Sections 6(b) and 6(i) of the FADAA Waiver.

Section 6.        ACKNOWLEDGMENT REGARDING FEES AND EXPENSES

     Borrowers hereby acknowledge that all costs, fees and expenses as described in Section 8.3 of the Credit Agreement incurred by Lender and their counsel with respect to this Agreement, the Disbursement Agreement or any other Loan Documents, and the documents and transactions contemplated hereby and thereby, shall be for the account of Borrowers, Borrowers and hereby agree that all such amounts, and any other amounts due and owing to such parties at that time, shall be paid out of Advances made in connection with the occurrence of Mall Release and Completion and if not so paid then immediately upon demand.

Section 7.        AMENDMENT TO CREDIT AGREEMENT

     The Credit Agreement is hereby amended (i) by incorporating a Section 9, as set forth on Exhibit F attached hereto; (ii) by incorporating a Section 5.14, as set forth on Exhibit F attached hereto; and (iii) by incorporating a Section 7.20, as set forth on Exhibit F. LVSI, Venetian and GCCLLC shall have no liability with respect thereto.

Section 8.        DEFAULT

     The failure to comply with any covenant hereunder by Adelson or the Company shall constitute an Event of Default under this Agreement and an Event of Default under the Credit Agreement, subject to applicable cure, notice and grace periods.

Section 9.        GOVERNING LAW

     THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 10.       COUNTERPARTS; EFFECTIVENESS

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 11.       NO RELEASE

     Notwithstanding anything to the contrary contained in any document or instrument executed by Lender in connection with the Mall Release Condition but subject to that certain Release of even date herewith, a copy of which is attached hereto as Exhibit I, Borrowers agree that they shall not be released from any of their agreements and obligations set forth herein or in the FADAA Limited Waiver executed currently herewith, such agreements and obligations being deemed entered into after any such release.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                VENETIAN  CASINO  RESORT,  LLC,
                                a  Nevada  limited  liability company

                                By:  Las Vegas Sands, Inc., its managing member


                                By: /s/ David Friedman

                                    -------------------------------------
                                        Name: David Friedman
                                        Title: Secretary

                                LAS VEGAS SANDS, INC., a Nevada corporation

                                By: /s/ David Friedman

                                    -------------------------------------
                                        Name: David Friedman
                                        Title: Secretary

                                GRAND CANAL SHOPS MALL CONSTRUCTION, LLC, a Delaware limited liability company

                                By: /s/ David Friedman

                                    -------------------------------------
                                        Name: David Friedman
                                        Title: Secretary

                                GRAND  CANAL  SHOPS MALL,  LLC,
                                a Delaware limited liability company

                                By: /s/ David Friedman

                                    -------------------------------------
                                        Name: David Friedman
                                        Title: Secretary

                       (Signatures continued on next page)

                             /s/ Sheldon G. Adelson

                               -------------------------------------
                               Sheldon G. Adelson

                        SIGNATURES CONTINUED ON NEXT PAGE

                                SALOMON BROTHERS REALTY CORP.,
                                a New York corporation

            By:                 GMAC Commercial Mortgage Corporation,
                                its agent

                                       By: /s/  Vacys Garbonkus

                                           -------------------------------------
                                        Name:   Vacys Garbonkus
                                        Title:  Senior Vice President


                         List of Schedules and Exhibits

                              to Limited Waiver and

                      Second Amendment to Credit Agreement

                                     (MALL)

        Schedule 1           Events of Defaults and Potential Events of Default
        Exhibit A            Chart of Remaining Costs
        Exhibit B            Schedule to Achieve Completion
        Exhibit C            Status Summary of the Construction Litigation
        Exhibit D            Forms of Subordination Agreements by Adelson
        Exhibit E            Mall Scope Change Guaranty
        Exhibit F            Additional Provisions to Credit Agreement
        Exhibit G-1          FADAA Limited Waiver
        Exhibit G-2          Bank Credit Limited Waiver
        Exhibit G-3          GECC Limited Waiver
        Exhibit H            Agreement of Goldman Sachs Mortgage Corporation
        Exhibit I            Release from Lender in favor of LVSI, Venetian and
                             Mall Construction Subsidiary


                                   SCHEDULE 1

                EVENTS OF DEFAULT AND POTENTIAL EVENTS OF DEFAULT

          The failure to remove any Liens resulting from the Construction Litigation that are not Permitted Liens in a timely manner, provided that all Liens have been removed or bonded over as of the date hereof and continue to be bonded over removed (this waiver shall be effective with respect to any Lien that has been and continues to be bonded and insured over by the Title Insurer, notwithstanding the Company's failure to complete the legal procedure for having such Lien removed of record).

          The failure to satisfy each of the Opening Conditions prior to Opening Date as required pursuant to Section 7.20 of the Credit Agreement.

          The failure to remedy or have waived any default under the Disbursement Agreement existing on or prior to the date hereof within 30 days of the occurrence of such default as required pursuant to Section 8.5 of the Credit Agreement, but only to the extent such defaults are listed on
     Schedule 1 of the waiver attached as Exhibit G hereto.

          A default by the Borrowers under any of the other Financing Agreements existing on or prior to the date hereof, provided that such default has, as of the date hereof, been cured or waived pursuant to a Facility Waiver.

          A default under Section 8.13 of the Credit Agreement that has occurred because of any default under the Construction Management Agreement relating to or arising out of the Construction Litigation, provided that such waiver shall not extend beyond the Completion Date.

          Any default under any of the Operative Documents arising out of or relating to any of the matters covered in 1-5 above to the extent such matters have been waived as of the date hereof.

          Any default under Section 7.4 of the Credit Agreement by reason of any of the Additional Contingent Claims being deemed to be Contingent Obligations (as defined in the Credit Agreement), but only to the extent such Additional Contingent Claims are being contested by the Borrowers in good faith. If such Additional Contingent Obligations become due and payable, the waivers contained in this Item 7 shall no longer be applicable.

                                    EXHIBIT F

                    ADDITIONAL PROVISIONS TO CREDIT AGREEMENT

                              SECTION 9 - ACCOUNTS

               Section 9.1 Retainage Escrow Account; Tax Escrow Accounts; Insurance Escrow Account; Start-Up Costs Escrow Account; Springing Cash Management Account.

               () On the Mall  Release  Date,  Borrowers  shall  cause  the Mall
          Retainage/Punchlist Account to be funded in accordance with the requirements of the Disbursement Agreement and the Mall Escrow Agreement to be executed by the parties. Borrowers' and Lender's respective rights and obligations with respect to the Mall Retainage/Punchlist Account and the Retainage Escrow Account Collateral, as defined at the end of this Section, shall be set forth in the Retainage Pledge and Security Agreement.

               () On or before the Mall Release Date, GMAC Commercial Mortgage Corporation, as collateral agent (the "Collateral Agent"), shall establish and maintain at its office located at 100 S. Wacker Drive, Chicago, Illinois (or such other office of Collateral Agent as the Collateral Agent shall designate in a notice to Borrower and the Lender), an account specified in writing by Collateral Agent to
          Borrower (such account, together with any other account that the Collateral Agent shall establish in lieu thereof, the "Tax Escrow Account"). On the Mall Release Date, Borrower shall deposit available funds in the amount of $180,157.29 (x) if the Mall Release Date shall occur after the date upon which the Mall shall be assessed, for real estate purposes, separately from any other portion of the Project (the "Assessment Date"), into the Tax Escrow Account or (y) if the Mall Release Date shall occur prior to the Assessment Date, into the REA Tax Escrow Account (as defined in the Cooperation Agreement). On the first day of each month (the "Deposit Date"), if any, occurring prior to the Assessment Date, Borrower shall make the deposits into the REA Tax Escrow Account in the amounts, and at the times, that Borrower is required so to do under the Cooperation Agreement. On the Deposit Date, if any, occurring after the Assessment Date, the Borrower shall deposit into the Tax Escrow Account immediately available funds in an amount equal to the greater of (x) one-twelfth (1/12) of the Taxes and other charges that the Lender, in good faith, shall estimate will be payable during the next following twelve (12) months or (y) the Taxes and Other Charges that the Lender, in good faith, shall estimate will be payable during the next following three (3) months (but in no event less than the amount that the Lender, in good faith, determines shall be necessary in order to accumulate in the Tax Escrow Account sufficient funds to pay all Taxes and other charges at least fifteen
          (15) business days prior to their respective delinquency dates). In determining, at any given time, the amounts to be deposited by the Borrower into the Tax Escrow Account pursuant to this subsection
          9.1(b), the Lender shall take into account the Bank Account Collateral, as defined at the end of Section 9, if any, then on deposit in the Tax Escrow Account and not necessary, in the good faith determination of the Lender, to pay Taxes and Other Charges.

               () Borrower shall make the deposits into the REA Insurance Premium Escrow Account (as defined in the Cooperation Agreement) in the amounts, and at the times, that Borrower is required so to do under the Cooperation Agreement.

               () On or before the Mall Release Date, the Collateral Agent shall establish and maintain at its office located at 100 S. Wacker Drive, Chicago, Illinois (or such other office of as the Collateral Agent shall designate in a notice to Borrower and the Lender), an account specified in writing by Collateral Agent to Borrower (such account, together with any other account that the Collateral Agent shall establish in lieu thereof, the "Start-Up Costs Escrow Account"). On the Mall Release Date, Borrower shall deposit into the Start-Up Costs Escrow Account Funds the amount required under the terms of the Disbursement Agreement to be set forth on the "mall leasing commissions reserve" line item (the "Brokerage Commissions Deposit") plus the amount required under the terms of the Disbursement Agreement to be set forth in the "mall tenant improvement reserve" line item ("TI Costs Deposit") (such sum, the "Shortfall Deposit"). As of the Mall Release Date, a portion of the Shortfall Deposit equal to the Brokerage Commissions Deposit shall be held in the Brokerage Commissions Subaccount and a portion of the Shortfall Deposit equal to the TI Costs Deposit shall be held in the TI Costs Subaccount. If, at any time, there would be Realized Savings (as defined in the Disbursement Agreement) if the amount of funds then on deposit in the Brokerage Commissions Subaccount or the TI Costs Subaccount were a Line Item (as defined in the Disbursement Agreement) in a Project Budget (as defined in the Disbursement Agreement), then, Borrower shall be entitled to direct the Collateral Agent to disburse funds to Borrower in the amount of such Realized Savings; provided, however, this provision shall not be operative and no such disbursements may be made until the Construction Litigation, as defined in that certain Limited Waiver and Second Amendment to Credit Agreement, to which this
          Section 9 is attached as Exhibit F, has been finally adjudicated (subject to no further appeal) or has been settled by all the parties thereto and dismissed with prejudice and all sums owed by Borrowers under judgment or settlement thereof shall have been fully paid and satisfied. If, at any time, the amount of funds then on deposit in the TI Costs Subaccount is less than the Required Minimum TI Budget Amount (as defined in the Disbursement Agreement), then Borrower, within five days thereafter, shall deposit immediately available funds into the TI Costs Subaccount to the extent necessary for there to be on deposit in the TI Costs Subaccount, the Required Minimum TI Budget Amount.

               () The Borrower shall have no right of withdrawal from any of the accounts to be established hereunder (the "Bank Accounts") and the Bank Accounts shall be maintained in the name of and subject to the exclusive dominion and control of the Collateral Agent for the benefit of the Lender (except as otherwise expressly set forth in this Section 9.1).

               () Any and all money, cash, rights to deposits or savings accounts or other items of legal tender obtained from or for use in connection with the operation of the Mall ("Money") remitted to a Bank Account, together with any Permitted Investments in which such Money are or shall be invested or reinvested during the term of this Agreement and all amounts earned, credited or received with respect to such Money and Permitted Investments, shall be held in such Bank Account and applied in accordance with the terms hereof.

               () From and after the Assessment  Date, the Collateral Agent will withdraw from the Tax Escrow Account amounts as are necessary, and shall use such amounts, to pay Taxes and other charges that are then payable and with respect to which the Collateral Agent shall have received a bill, statement or estimate from a public office or other Governmental Instrumentality; provided that it shall be the Borrower's, and not the Collateral Agent's obligation, to ensure that the Collateral Agent receives all such bills, statements and estimates. In making any payment from the Tax Escrow Account in respect of Taxes and other charges, the Collateral Agent may do so according to any bill, statement or estimate received from a public office or other Governmental Instrumentality without inquiry as to the accuracy or validity of such bill, statement or estimate or into the validity of any imposition, sale, forfeiture, tax lien or title or claim thereof; provided that the Collateral Agent shall not make a given payment if (x) the Borrower shall be contesting its obligation to make such payment in accordance with the provisions of Section 5.3 of the Credit Agreement and (y) the Collateral Agent shall have received from the Borrower notice of the same prior to the Collateral Agent's making of such payment. If, at any time, the Collateral Agent, in good faith, shall determine that the amount that is or will be in the Tax Escrow Account fifteen (15) business days prior to the date upon which any Taxes and other charges will be delinquent is insufficient to pay any such Taxes and other charges, then Borrower, promptly upon receipt thereof of notice from the Collateral Agent, shall pay to the Collateral Agent, for deposit into the Tax Escrow Account, immediately available funds necessary (as determined by the Collateral Agent in good faith) to pay, at least fifteen (15) business days prior to delinquency all Taxes and other charges.

               () () Within fifteen (15) days after the Mall Release Date, Borrower shall either (A) deposit into the Start-Up Cost Escrow Account (to be held in the Operating Expense Subaccount) funds in an amount equal to $5,000,000 (the "Operating Expense Deposit") or (B) furnish to Lender an unconditional, irrevocable and transferable letter of credit in form and substance satisfactory to Lender ("Letter of Credit") in an amount that is equal to the Operating Expense Deposit and with a term of six (6) months (which Letter of Credit must, at all times be replaced, at least thirty (30) days prior to each expiration date thereof, with either (x) a Letter of Credit providing for an expiration date that occurs six (6) months from the expiration date of the Letter of Credit being replaced or (y) immediately available funds in an amount equal to the Operating Expense Deposit, which Funds shall be held in the Operating Expense Subaccount).

                           () Subject to the other provisions of this Section 9, the Collateral Agent shall disburse funds from time to time on deposit in the Brokerage Commission Subaccount or the TI Costs Subaccount to the Borrower to pay brokerage commissions and fees payable by Borrower in connection with Leases permitted in accordance with the terms of the Credit Agreement ("Brokerage Commissions") or TI Costs for which the Borrower shall not have previously requested a disbursement of funds from the applicable subaccount and that are then due and payable or that will be due and payable within the thirty (30) days next following the requested disbursement date ("Leasing Costs") upon satisfaction of each of the following conditions:

               () no default or Event of Default shall exist on the date upon which the Borrower furnishes a Leasing Cost Disbursement Request (as defined below) to the Collateral Agent and to Lender or the date upon which the requested disbursement is to be made;

               () at least ten (10) (but no more than thirty (30)) days prior to the date on which the Borrower desires for the Collateral Agent to disburse such funds, the Borrower shall have given to the Collateral Agent and to the Lender a written request for such disbursement (a "Leasing Cost Disbursement Request") specifying, in reasonable detail, the Leasing Costs to which such funds are to be applied (and the amount of each Leasing Cost), the amount of the disbursement sought, and the date upon which the Borrower desires for the Collateral Agent to disburse such funds; and

               () the Leasing Cost Disbursement Request shall be accompanied (1) by a certificate in favor of Lender which is signed by an authorized officer of the Borrower ("Borrower's Certificate"), in form and substance reasonably satisfactory to the Lender, certifying that the Leasing Costs for which the Borrower is seeking the disbursement of funds have been incurred by the Borrower and are then due and payable (or will be due and payable within the next following thirty (30)
          days) and (2) invoices or other evidence reasonably satisfactory to the Lender that the Leasing Costs in question are then due and payable (or will be due and payable within the next following thirty (30)
          days).

               () () Within fifteen (15) days after the Mall shall first have been open for business for six (6) consecutive full calendar months, and, thereafter, within fifteen (15) days after request therefor by the Lender (which request shall be made not more than once during any calendar month) (each such fifteenth (15th) day, a "Delivery Date"), or at any time as Borrower shall desire to do so (but in no event more than once per calendar month) Borrower shall furnish to the Lender (for its reasonable approval) a calculation of the DSCR (as defined at the end of this Section 9) with respect to the period of six full calendar months immediately preceding such Delivery Date (each such six-month period, a "Preceding Period"), together with all relevant financial and other information and materials relating to such calculation (collectively, "DSCR Materials"). If the DSCR for any such Preceding Period shall be less than 1.25 or Borrower shall fail to furnish such DSCR Materials to the Lender within fifteen (15) days after Lender's request (except in the case of the initial deliver of DSCR Materials required hereunder) as aforesaid (either of the foregoing, a "DSCR Event"), then, during the period commencing on the applicable Delivery Date and ending at such future time as the DSCR for the Mall for six consecutive full calendar months shall equal or exceed 1.25 (each, a "DSCR Period"), and for each DSCR Period thereafter occurring, the provisions of paragraph (ii) below shall be applicable.

               () If, at any time, a DSCR Event shall occur, then Borrower shall promptly thereafter establish an interest-bearing depository account at a nationally recognized commercial bank reasonably acceptable to the Lender (the "CMA Bank"), for the benefit of the Collateral Agent ("Cash Management Account"). Borrower will cause all rents from the Mall to be deposited directly into the Cash Management Account on a daily basis. If on the last banking day prior to the date of the Loan interest payment that is then next due, the funds in the Cash Management Account are less than the amount of the Loan interest payment then due, Borrower shall deposit the shortfall into the Cash Management Account. The Collateral Agent shall have control over, and a first priority security interest in, the Cash Management Account and all Bank Account Collateral relating thereto. At any time that no Event of Default shall exist, Borrower shall have the right to make withdrawals from the Cash Management Account solely for the purpose of paying amounts payable in respect of the Indebtedness, any bona fide operating expenses or capital expenditures relating to the Mall that are certified as such by Borrower pursuant to Borrower's Certificate and any other expenditures that are approved by the Lender (collectively, "Permitted Payments"). The Collateral Agent shall have the right to debit the Cash Management Account in payment for each monthly interest payment and any other amounts owed to Lender or others under the Loan Documents. All interest earned under the Cash Management Account shall be credited to Borrower. Promptly upon request therefor by the Lender, Borrower shall execute and deliver to the Collateral Agent all documents, instruments and financing statements that the Lender shall reasonably require in order for the Collateral Agent to obtain a perfected first priority security interest in the Cash Management Account and all Bank Account Collateral relating thereto. If, at any time after a DSCR Event shall occur, the DSCR for the Property for six consecutive full calendar months shall equal or exceed 1.25, then, provided no Event of Default shall then exist, the Collateral Agent shall direct the CMA Bank to release the funds then on deposit in the Cash Management Account to Borrower.

               () The Collateral Agent, at the direction of the Lender, shall cause the Money in the Bank Accounts to be invested and reinvested in one or more Permitted Investments (as defined at the end of this
          Section 9); provided that the Borrower, upon reasonable prior notice given by the Borrower to the Collateral Agent, shall be entitled to select a particular Permitted Investment(s) so long as no default or Event of Default shall then exist. All such Permitted Investments shall be made in the name of and be under the sole dominion and control of the Collateral Agent for the benefit of the Lender. The Collateral Agent shall direct that all income or other gain from investments of Money held in any Bank Account be deposited in such Bank Account upon receipt thereof and any loss resulting from such investments shall be charged to such Bank Account. The Borrower shall include all such income or gain on any Bank Account as income of the Borrower for federal and applicable state tax purposes. Notwithstanding the foregoing, the Lender shall be entitled, without notice or liability to the Borrower, to direct the Collateral Agent to (and, promptly upon receiving such direction, the Collateral Agent, in accordance with such directions, shall) liquidate Permitted Investments and/or to cause Money on deposit in the Bank Accounts not to be invested or reinvested in Permitted Investments if (x) the Lender, in good faith, determines that it is prudent or necessary to do so in order to honor a disbursement request from the Borrower or
          (y) an Event of Default shall exist.

               () The Collateral Agent shall not be required to (i) disburse funds from the Start- Up Costs Escrow Account more than once during any calendar month or (ii) disburse funds from any Bank Account (or any Start-Up Costs Escrow Subaccount) in excess of the amount of cash then on deposit in such Bank Account (or in such Start-Up Costs Escrow Subaccount).

               () Borrower shall use any funds disbursed to Borrower pursuant to the provisions of subsection 9.1(h)(2) hereof to pay the Leasing Costs with respect to which such funds were requested. Borrower shall immediately repay to the Collateral Agent, to be redeposited into the applicable Start-Up Cost Escrow Subaccount and held as Bank Account Collateral, any funds not used by Borrower, within sixty (60) days of the date disbursed, to pay the Leasing Costs with respect to which such funds were requested. Borrower shall furnish to the Lender, within fifteen (15) business days of request therefor by the Lender, evidence, reasonably satisfactory to the Lender, that Borrower used funds disbursed under subsection 9.1(h)(2) hereof to pay the Leasing Costs with respect to which such funds were requested.

               () Borrower shall use any funds disbursed to Borrower pursuant to the provisions of subsection 9.1(i)(2) hereof to pay Permitted Payments. Borrower shall immediately repay to the Collateral Agent, to be redeposited into the Cash Management Account and held as Bank Account Collateral, any funds not used by Borrower, within sixty (60) days of the date disbursed, to pay Permitted Payments. Borrower shall furnish to the Lender, within fifteen (15) business days of request therefor by the Lender, evidence, reasonably satisfactory to the Lender, that Borrower used funds disbursed under subsection 9.1(i)(2) hereof to pay Permitted Payments.

               () Without limiting any other provision of this Agreement, if, at any time, an Event of Default shall exist, then the Collateral Agent may at any time thereafter, without demand of performance or other demand, advertisements and/or notices of any kind (all of which demands, advertisements, and/or notices are hereby expressly waived), withdraw the Bank Account Collateral from the Bank Accounts and apply the Bank Account Collateral to the payment of the Indebtedness as the Lender shall determine in its sole discretion and the Collateral Agent may sell all or any portion of the instruments and securities constituting part of the Bank Account Collateral and apply the Bank Account Collateral and/or the Proceeds to the payment of the Indebtedness as aforesaid, subject, with respect to the Mall Retainage Escrow Account Collateral, the terms of the Mall Escrow Agreement. Neither Collateral Agent nor Lender shall have any responsibility for any loss of value to the Bank Account Collateral resulting from the timing of any such sale.

               () Upon payment and satisfaction in full of the Loan and of all other obligations and liabilities of the Borrower under the Loan Documents (but excluding any indemnification obligations that shall not have theretofore arisen and that shall survive the payment of the Principal Indebtedness), the Collateral Agent shall release any and all amounts on deposit in the Bank Accounts to the Borrower; provided that, if any Person other than Borrower shall make or assert a claim to, or with respect to, such amounts, the Collateral Agent shall be entitled to retain such amounts until such claim shall be finally determined by a court of competent jurisdiction or otherwise act as required under applicable law.

               () On the tenth (10th) business day of each calendar month, the Collateral Agent shall furnish to the Lender and the Borrower a reasonably detailed statement of all deposits into and disbursements from the Accounts during the immediately preceding month and during the period from the beginning of the calendar year in which such month occurs to the end of such month.

                    () The following definitions apply to this Section 9:

                         ()  "Bank  Account  Collateral"  means  the  collective

                              -------------------------
                    reference to:

                         () all of the Borrower's  right,  title and interest in
                    and to the Bank Accounts and the instruments and securities (including, without limitation, Permitted Investments), if any, from time to time deposited or held in the Bank Accounts or otherwise held by or for the benefit of the Collateral Agent pursuant to the terms hereof;

                         () all interest,  dividends, Money, and other funds and
                    other property from time to time on deposit in the Bank Accounts or received, receivable or otherwise payable in respect of, or in exchange for, the Bank Accounts or Permitted Investments; and

                         () to the  extent  not  covered  by clause  (i) or (ii)
                    above, all proceeds of any or all of the foregoing (except to the extent that such proceeds shall have been disbursed to Borrower from the Bank Accounts in accordance with the provisions of the Loan Documents and applied in accordance with the provisions of the Loan Documents).

                    ()  "Permitted  Investments"  means  any  one or more of the
                         ---------------------
               following:

                         () obligations with a remaining maturity of one year or
                    less that are (i) direct obligations of the United States of America for the full and timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, and guaranteed as a full faith and credit obligation which shall be fully and timely paid by, the United States of America (including a depository receipt issued by a Lender (as defined in Section 3(a) (2) of the Securities Act of 1933, as amended) as custodian with respect to such obligations or a specific payment of principal of or interest on any such obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt);

                         () debt  obligations  with a remaining  maturity of one
                    year or less, other than  obligations  referred to in clause
                    (a) above, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry, deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, investment contracts, funding agreements or other instruments, which shall be rated not lower than (i) Aaa by Moody's or if it has a short-term debt rating then a short-term debt rating not lower than P-1 by Moody's and (ii) AAA by S&P or if it has a short-term debt rating then the highest short-term debt rating category by S&P) and bonds or other obligations with a remaining maturity of 91 days or less rated Aaa by Moody's and AAA by S&P, used by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing; or any combination of the foregoing.

                    ()  "Retainage   Escrow   Account   Collateral"   means  the

                         -----------------------------------------
               collective  reference to:

                         () all of the Borrower's  right,  title and interest in
                    and to the Retainage Escrow Account and the instruments and securities (including, without limitation, Permitted Investments (as defined in the Retainage Escrow Agreement)), if any, from time to time deposited or held in the Retainage Escrow Account or otherwise held by or for the benefit of Lender pursuant to the terms of the Retainage Escrow Agreement;

                         () all interest,  dividends, Money, and other funds and
                    other property from time to time on deposit in the Retainage Escrow Account or received, receivable or otherwise payable in respect of, or in exchange for, the Retainage Escrow Account or Permitted Investments (as defined in the Retainage Escrow Agreement);

                         and to the  extent  not  covered  by clause (i) or (ii)
                    above, all proceeds of any or all of the foregoing (except to the extent that such Proceeds shall have been disbursed to Borrower from the Retainage Escrow Account in accordance with the provisions of the Retainage Escrow Agreement and the Retainage Escrow Pledge Agreement and applied in accordance with the provisions thereof).

                               EXHIBIT F CONTINUED

                    5.14 Borrowers shall cause Grand Canal Mall Shops, LLC ("Mall I") to promptly pay when due all amounts allocated to the Mall in accordance with Section 6(b) and 6(i) of that certain FADAA Waiver.

                    7.20 A default by any of the  Borrowers  or Mall I under the
               FADAA Waiver or that certain Limited Waiver and Second Amendment to Credit Agreement dated as of November 12, 1999 by and among Borrowers, Mall I, Lender and Adelson.